EXHIBIT 99.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in Pricing Supplement No. 38, dated January 20, 1998, to the Prospectus, dated August 12, 1997, as supplemented by the Prospectus Supplement, dated August 15, 1997, with respect to the US $75,000,000 aggregate principal amount of Countrywide Home Loans, Inc. Medium Term Notes, Series F, due January 23, 2003 of our report dated February 3, 1997, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in such Pricing Supplement.

                                          /s/ Coopers & Lybrand L.L.P.
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                                          Coopers & Lybrand L.L.P.

New York, New York
January 23, 1998